UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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AXIS CAPITAL HOLDINGS LIMITED
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Shareholder Outreach 2019 Annual Meeting May 2, 2019

Safe Harbor Statement Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expecta tio ns, intentions, strategies or projections, may be “forward - looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Lit igation Reform Act of 1995. We intend these forward - looking statements to be covered by the safe harbor provisions for forward - looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward - looking words such as “may,” “should,” “could,” “will,” “anticipate,” “ estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently avail abl e competitive, financial and economic data along with our operating plans. Forward - looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair value of our in vestment portfolio, our expectations regarding pricing and other market conditions and valuations of the potential impact of movements in interest rates, equity p ric es, credit spreads and foreign currency rates. Forward - looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will b e important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are n ot limited to, the following: ; the cyclical nature of the (re)insurance business leading to periods with excess underwriting capacity and unfavorable premium rates; ; increased competition and consolidation in the (re) insurance industry; ; general economic, capital and credit market conditions; ; the occurrence and magnitude of natural and man - made disasters; ; losses from war, terrorism and political unrest or other unanticipated losses; ; a decline in our ratings with rating agencies; ; actual claims exceeding our loss reserves; ; the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions; ; our inability to purchase reinsurance or collect amounts due to us; ; fluctuations in interest rates, credit spreads, equity prices and/or currency values; ; the failure of any of the loss limitation methods we employ; ; our inability to purchase reinsurance or collect amounts due to us; ; the use of industry catastrophe models and changes to these models; ; changes in accounting policies or practices; ; the failure to realize the expected benefits or synergies relating to the Company’s transformation initiative and the integration of Novae Group plc; ; the failure of our cedants to adequately evaluate risks; ; the breach by third parties in our program business of their obligations to us; ; difficulties with technology and/or data security; ; changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union; ; inability to obtain additional capital on favorable terms, or at all; ; inability to obtain necessary credit; ; changes in governmental regulations and potential government intervention in our industry; ; failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices; ; the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers; ; the failure of our policyholders and intermediaries to pay premiums; ; the loss of one or more key executives; ; changes in tax laws; and ; the other factors set forth in our most recent Annual report on Form 10 - K filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov 2

Specialty Catastrophe Liability Motor Property A&H Pro Lines A Leading Global Underwriter 3 Pro Lines Property Liability Marine A&H/Other Aviation Credit & Political Risk Terrorism Insurance (55 % of GPW) AXIS at a Glance Market Capitalization (1) $ 4.8 Billion Gross Premium Written $ 6.9 Billion (FY 2018) Global Locations 34 Offices across 4 Continents AMB/S&P Financial Strength Ratings A+ / A+ Hybrid model – Insurance & Reinsurance Franchise anchored in leadership positions in key markets and distribution relationships Strong relationships with distributors & clients based on expertise, service, agility and claims Focus on markets where we have demonstrable relevance, scale and path for profitable growth Strategic risk financing capabilities to match the right risk with the right capital Commitment to superior capabilities and talent Consistent Commitment to Our Strategy Reinsurance (45 % of GPW) (1) S&P Capital IQ, as of 19 - Apr - 2019

Significantly Advancing Strategic Initiatives 4 Novae Integration Nearing Completion • Successful integration of Novae gives AXIS increased relevance at Lloyd’s • Complementary portfolio supports strategy to hold relevance and advance leadership in the specialty risk markets in which we compete • Swift achievement of synergies ($38M in 2018) has led to an increased forecast of $60M (up $10M from initial estimate) Portfolio Optimization Progressing • Delivered improved underwriting performance in 2018 through targeted portfolio actions, good stewardship of acquired Novae portfolio and reduced catastrophe exposure • Continuing to execute identified remediation actions and to increase proportion of less volatile business • Continued progress in broadening our risk funding capab ilities and developing vehicles that utilize third - party capital, which delivered non - risk bearing fee income of nearly $50M in 2018 Net Acquirer of Top Talent • Investing in recruiting top talent and developing top performers, giving us an edge in intellectual capital and customer service and moving us toward workforce of the future • Focused on growing a high - performance and purpose - driven culture Strong progress on strategic initiatives driven by our CEO and leadership team has positioned AXIS for long - term leadership, growth and profitability Ongoing Transformation to Drive Value in Rapidly Changing Environment • Initiated a transformation program in 2018 focused on making AXIS smarter, more agile and future - ready • Expect new savings of $40M over 2017 expense levels by the end of 2020 • New operating model to modernize, optimize and transform our existing business and deliver new value • Savings are funding investments in strategic capabilities focused on better leveraging digital/data analytics and enhancing our portfolio optimization and capital allocation capabilities • Creating opportunities to optimize and reinvent core processes as well as client and broker interfaces • New Global Underwriting & Analytics function formed to generate deeper insights from distributed data (internal and external) and new techniques in analytics • Launched AXIS Digital Ventures to develop an ecosystem of InsurTech partners to launch value propositions for our clients In 2018, we laid the groundwork for transformation and, in 2019 and beyond, we look forward to implementation and delivering on the expected benefits of this work

2018 Performance Highlights

Financial Highlights

Accelerating Growth in Our Top Line

- 2018 GWP grew 24% YoY with the addition of the Novae book

Operational Improvements Supporting Margins

- Portfolio optimization driving improved underwriting performance
- Ongoing transformation expected to generate new savings of $40M over 2017 expense levels by end of 2020
- Swift achievement of Novae synergies ($38M in 2018) has led to an increased forecast of $60M (up $10M from initial estimate)
- ROE-accretive fee income from strategic capital partners initiative grew 35% YoY to $48M
- 2018 accident year loss ratio ex-cat improved 2 points YoY to 61.7%
- G&A expense ratio improved .9 points YoY to 13.1%

Judicious Balance Sheet Management

- $200M of favorable reserve development in 2018
- Balanced return of capital to shareholders – 2019 dividend yield of ~2.9% is among highest in peer group, and we have increased our dividend every year for over ten consecutive years

TSR Outperformance(1)


AXIS
S&P 500
Performance Peers(2)
FY 2018
FY 2019
+19.9%
+10.6%
+6.1%
Strong performance versus peers and S&P 500 driven by progress in portfolio optimization and Novae integration
Jan-18
Feb-18
Mar-18
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19

(1) S&P Capital IQ. Reflects TSR including reinvestment of dividends from 1-Jan-2018 through 19-Apr-2019
(2) Equal-weight index of 2019 performance peer companies, as disclosed on page 36 of 2019 proxy statement

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89% Perf. Based Base Salary 11.3% Annual Incentive 19.7% PSUs 34.5% RSUs 34.5% 2018 Compensation Program Snapshot CEO Compensation is heavily equity - based and linked to rigorous performance goals, reflecting our pay - for - performance philosophy 6 70% Diluted Book Value per Common Share (“DBVPS”) Operating Return on Average Common Equity (“OROACE”) • Measures rate of return earned on capital and surplus • Goal to achieve top quintile OROACE to deliver value creation to shareholders • RSUs foster a culture of ownership, aligning the long - term interests of our NEOs with those of shareholders • Vests ratably after four years • Awards based on backward - looking DBVPS performance • PSUs promote accountability and strategic long - term decision - making • Granted at target, with awards earned based on forward - looking DBVPS performance over three years • Measured relative to performance peer group 30% Individual • Non - financial metric accounting for individual contribution to company - wide performance 5 0% 5 0%

2018 CEO Pay Outcomes Incentive program payouts reflective of performance amidst a challenging market, changing regulatory environments, and significant property and catastrophe losses 7 2018 Pay Outcomes 70% P ayout 80% P ayout Demonstrated Pay for Performance Alignment 2018 Annual Incentive Plan 2016 - 2018 PSU Awards OROACE: 57% Payout Individual: 150% Payout Combined : 85% Payout Negative Discretion (15%) Three - Year Relative DBVPS 50 th Percentile of Performance Peer Group We have a track record of aligning compensation with performance – in 2017 and 2018, actual pay outcomes were below target based on performance against our pre - determined goals and the Compensation Committee’s adjustments

2019 Compensation Program Enhancements 8 As our leadership team executes on our transformation strategy, our incentive program rewards strong performance while serving to retain key talent Challenge Goal Change Significant industry M&A has decreased the number of peers Create more robust peer group Expand the performance peer group for assessing performance of PSUs by adding international peers to reflect our global footprint and increasing number of peers to provide statistically robust sample Evolving nature of business and expansion of peer group makes DBVPS comparisons less representative of company performance Identify objective and transparent measure aligned with shareholders’ interests Change PSU metric to relative TSR , better aligning compensation with shareholder value creation during our transformation, utilizing a metric that effectively measures performance against our expanded peer group Complicated incentive program not delivering intended retentive value Streamline compensation program to better incentivize retention Remove three - year look - back structure for RSUs , bringing program in line with market practice and enhancing retention impact; does not allow new NEOs to receive awards on retrospective performance Disproportionate impact of catastrophes on incentive values given overlapping measurement periods Decrease impact of a single catastrophic event Revise performance scale for PSUs by decreasing the maximum payout while increasing minimum payout to lower impact of a one - time catastrophe on incentive program For 2019, the Compensation Committee also approved an increase to our CEO’s overall pay opportunity, applied only to long - term equity. The change reflects his pivotal role in our transformation, and the additional opportunity is tied to delivering value to shareholders

Highly Qualified Board Focused on Refreshment

Director Nominees

Albert A. Benchimol President and CEO	**Christopher V. Greetham** Former Chief Investment Officer of XL Capital Ltd.
Maurice A. Keane Former Group CEO of the Bank of Ireland	**Henry B. Smith** Former CEO and President of W.P. Stewart & Co., Ltd.

Directors Continuing in Office

Michael A. Butt Chairman of the Board	**Charles A. Davis** CEO of Stone Point Capital LLC
Robert L. Friedman Senior Advisor of The Blackstone Group L.P.	**Elanor R. Hardwick** Chief Digital Officer of UBS
Thomas C. Ramey Former Chairman and President of Liberty International	**Barbara A. Yastine** Former Chair, President and CEO of Ally Bank
Wilhelm Zeller Former Chairman of the Executive Board of Hannover Re	**Lizabeth H. Zlatkus** Former CFO and Chief Risk Officer, The Hartford Financial Services Group

Director joined since 2018 Annual Meeting

Focus on Refreshment and Diversity

- Importance of diversity emphasized in robust evaluation and succession-planning process conducted in past year
- Barbara Yastine, Elanor Hardwick, and Lizabeth Zlatkus joined the Board in the past nine months, bringing deep financial and industry expertise, innovative thinking and strategic perspective to our enterprise

Experienced and Qualified Directors

	Benchimol	Butt	Davis	Friedman	Greetham	Hardwick	Keane	Ramey	Smith	Yastine	Zeller	Zlatkus
Public Company	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
Digital						✓				✓		
Insurance	✓	✓	✓		✓			✓		✓	✓	✓
Reinsurance	✓	✓	✓		✓						✓	
Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓		✓	✓	✓	✓	✓		✓	✓
Banking	✓		✓		✓		✓		✓	✓		
Legal/Regulatory				✓								

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FOR All Director Nominees FOR Advisory Vote on Executive Compensation FOR Ratification of Auditor 10 We Ask for Your Support at Our 2019 Annual Meeting